UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (925) 842-1000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 25, 2017, the independent Directors of the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) conducted an annual review of the base salaries of Chevron’s executive officers. Following such review, the independent Directors of the Board approved an annual base salary of $1,863,500 for John S. Watson, Chairman and Chief Executive Officer, reflecting no increase to Mr. Watson’s base salary from the prior year, and ratified the decision of the Management Compensation Committee of the Board (the “Committee”) to increase the annual base salaries of the principal financial officer and the other named executive officers of Chevron identified in Chevron’s 2016 proxy statement (the “Named Executive Officers”), as follows: (i) Patricia E. Yarrington, Vice President and Chief Financial Officer, by $41,100, resulting in an annual base salary of $1,120,000; (ii) James W. Johnson, Executive Vice President, Upstream, by $66,000, resulting in an annual base salary of $1,100,000; (iii) R. Hewitt Pate, Vice President and General Counsel, by $26,000, resulting in an annual base salary of $900,000; and (iv) Michael K. Wirth, Executive Vice President, Midstream and Development, by $151,600, resulting in an annual base salary of $1,250,000. These base salary increases will be effective April 1, 2017, other than for Mr. Wirth, whose base salary increase will be effective February 1, 2017.

On January 25, 2017, the independent Directors of the Board and the Committee assessed Chevron’s 2016 corporate performance and the individual performance of each of the Named Executive Officers for the purpose of determining 2016 awards under the Chevron Incentive Plan (“CIP”). This review resulted in the independent Directors of the Board approving a 2016 CIP award for Mr. Watson and ratifying the following 2016 CIP awards as determined by the Committee:

	2016 CIP award	CIP payout as % of CIP award target
John S. Watson	$2,096,400	75%
Patricia E. Yarrington	$890,100	75%
James W. Johnson	$930,600	75%
R. Hewitt Pate	$701,400	80%
Michael K. Wirth	$906,200	75%

On January 25, 2017, the independent Directors of the Board also approved the grant of 250,000 stock options, 65,340 performance shares, and 32,670 restricted stock units to Mr. Watson and ratified the following grants by the Committee under the Long Term Incentive Plan of Chevron Corporation (“LTIP”): (i) Ms. Yarrington, 62,200 stock options, 16,250 performance shares, and 8,120 restricted stock units; (ii) Mr. Johnson, 80,800 stock options, 21,110 performance shares, and 10,560 restricted stock units; (iii) Mr. Pate, 47,300 stock options, 12,370 performance shares, and 6,180 restricted stock units; and (iv) Mr. Wirth, 80,800 stock options, 21,110 performance shares, and 10,560 restricted stock units. This resulted in an intended mix of 50% performance shares, 25% stock options and 25% restricted stock units granted to each recipient.

The stock options have a ten-year term, and one-third of the options grant vests on each of January 31, 2018, January 31, 2019 and January 31, 2020, except as described further herein. The exercise price for the stock options is $117.24 per share, the closing price of Chevron’s common stock on January 25, 2017, the date of grant. The number of stock options granted was determined based on grant date inputs including stock price and Black-Scholes valuation.

The performance shares may result in a cash payout at the end of the three-year performance period (January 1, 2017 through December 31, 2019) depending upon Chevron’s Total Stockholder Return ("TSR") for the performance period as compared to the TSR of the following Chevron’s LTIP Performance Share Peer Group: BP p.l.c., Exxon Mobil Corporation, Royal Dutch Shell p.l.c., Total S.A., and the S&P 500 Total Return Index. The cash payout, if any, will occur in an amount equal to the number of performance shares granted multiplied by the 20-day trailing average price of Chevron common stock at the end of the performance period multiplied by a performance modifier. The performance modifier is based on Chevron’s TSR ranking for the three-year performance period compared to the TSR of each competitor in the LTIP Performance Share Peer Group as follows (from best TSR to lowest TSR): 200 percent, 160 percent, 120 percent, 80 percent, 40 percent or zero percent. If the difference between Chevron’s TSR and the TSR of any higher or lower competitor of the LTIP Performance Share Peer Group is less than one percentage point (rounded to one decimal point), the results will be considered a tie, and the performance modifier will be the average of all of the performance modifiers for Chevron and for such other competitors of the LTIP Performance Share Peer Group that fall less than one percentage point (rounded to one decimal point) higher or lower than Chevron. The performance shares will accrue dividend equivalents that will be reinvested as additional performance shares and will vest on December 31, 2019 subject to the payout modifier, except as described further herein. The Committee may, in its discretion, adjust the cash payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment.

The restricted stock units were awarded under the form of standard restricted stock unit agreement approved by the Committee. The award vests on January 31, 2022, will pay out in cash based on the closing price of Chevron common stock on the date of vesting (or, if not a trading day, on the last preceding trading day), and will accrue dividend equivalents that will be reinvested as additional restricted stock units, except as described further herein.

Under the LTIP, if these individuals are separated from service for any reason prior to January 31, 2018, the above-described stock option, performance share and restricted stock unit awards will be forfeited. Since Mr. Watson, Ms. Yarrington, Mr. Johnson and Mr. Wirth each have reached 90 points (the sum of years of age and years of service) under the LTIP, on January 31, 2018, the unvested portion of the above-described stock option and performance share awards will vest upon their separation from service on or after that date for any reason other than for misconduct (as defined under the LTIP rules). Further, the unvested portion of the above-described restricted stock unit awards will continue to vest upon their separation from service on or after January 31, 2018 for any reason other than for misconduct (as defined under the LTIP rules), but will not be paid out prior to January 31, 2022. Since Mr. Pate will have less than 75 points under the LTIP as of January 31, 2018, the unvested portion of the above-described stock option, performance share and restricted stock unit awards will be forfeited if Mr. Pate is separated from service for any reason prior to August 1, 2019. Pursuant to an agreement between Chevron and Mr. Pate, filed as Exhibit 10.16 to Chevron’s Annual Report on Form 10-K for the year ended December 31, 2011, if Mr. Pate is separated from service for any reason other than for misconduct (as defined under the LTIP rules) on or after August 1, 2019, he will be treated as if he had 75 points under the LTIP and the unvested portion of the above-described stock option, performance share and restricted stock unit awards will vest on a pro rata basis. For options and performance shares, this is calculated as the number of granted shares underlying the award multiplied by the number of whole months from the options grant date (or, for performance shares, the performance period start date) to the separation from service date, up to 36 months, divided by 36 months). For restricted stock units, this is calculated as the number of granted shares underlying the award multiplied by the number of whole months from the restricted stock units grant date to the separation from service date, up to 60 months, divided by 60 months.

Effective January 25, 2017, the Committee approved new forms of award agreements to be used for the award of stock options, performance shares and restricted stock units under the LTIP on a going-forward basis to executive officers and other eligible employees of Chevron, including the awards to the named executive officers described above. Copies of such forms of award agreements are filed as exhibits hereto and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

10.1	Form of Non-Qualified Stock Options Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

10.2	Form of Performance Share Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

10.3	Form of Standard Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

10.4	Form of Special Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION

Dated: January 27, 2017	By	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary

EXHIBIT INDEX

Exhibit No.                            Description

10.1	Form of Non-Qualified Stock Options Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

10.2	Form of Performance Share Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

10.3	Form of Standard Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

10.4	Form of Special Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation